Exhibit 10.10.3

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This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. This document may be used only in connection with our offer and sale of the securities hereunder. You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else. A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting a representative in the compensation group in the Human Resources department.
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ENCOMPASS HEALTH CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
(Pursuant to the Omnibus Performance Incentive Plan)

This Restricted Stock Award Agreement (this “Award”) is granted in Birmingham, Alabama by Encompass Health Corporation, a Delaware corporation (the “Corporation”), pursuant to a Summary of Grant (the “Summary”) displayed at the website of UBS (http://www.ubs.com/onesource/EHC). The Summary, which specifies the person to whom the Award is granted (“Grantee”), the date as of which the grant is made (the “Date of Grant”) and other specific details of the Award, and the electronic acceptance of the Summary are incorporated herein by reference.
1.    GRANT OF AWARD. Upon the terms and conditions set forth herein and in the Corporation’s Omnibus Performance Incentive Plan (the “Plan”), a copy of which has been made available to the Grantee electronically, the Corporation hereby grants to Grantee an Award of the number of fully paid, non-assessable shares (the “Restricted Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation set forth in the Summary.
The Award is granted pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan as in effect on the Date of Grant. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan. The Corporation and Grantee agree to be bound by all of the terms and conditions of the Plan, as amended from time to time in accordance with its terms.
Subject to Section 5 hereof, the Restricted Shares shall be registered in the name of Grantee on the stock transfer books of the Corporation. However, any certificates issued with respect to Restricted Shares shall be held by the Corporation in escrow under the terms hereof, provided, that, unless the Corporation determines otherwise, no such certificates shall be distributed to Grantee prior to the date determined under Section 3 hereof. Certificates representing the Restricted Shares shall bear the legend set forth in Section 3 below or such other appropriate legend as the Committee shall determine, which legend shall be removed only on and after the date determined under Section 3 and if and when the Restricted Shares have vested.

Grantee shall be entitled to vote all Restricted Shares on matters submitted to holders of the Common Stock of the Corporation and to receive Dividend Equivalents thereon as set forth in this paragraph. Upon the declaration and payment of ordinary cash dividends and dividends in the form of shares of Common Stock thereon, if any, such dividends on the Restricted Shares prior to their vesting accrue, but are not immediately payable, to the account of Grantee. Any Dividend Equivalents accrued are subject to forfeiture in the event the associated Restricted Shares are forfeited or otherwise do not vest as provided in the Plan or in this Award. Such Dividend Equivalents shall only be payable and deliverable, free of all restrictions, in the form declared upon vesting of the associated Restricted Shares. Grantee’s right to receive any extraordinary dividends or other distributions with respect to the Restricted Shares prior to their vesting shall be at the sole discretion of the Committee, but in the event of any such extraordinary dividends or distributions are paid to the holders of Common Stock, the Committee shall take such action as may be appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the Restricted Shares.
2.    VESTING. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 3 shall lapse in accordance with the schedule set forth in the Summary, so long as the Recipient is employed by or providing services to the Corporation as of the relevant dates.
3.    RESTRICTIONS ON TRANSFERABILITY, PLEDGING, SELLING. Restricted Shares and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Award applicable thereto, as set forth in Section 2. In order to reflect the restrictions on disposition of the shares of Common Stock issued pursuant to this Award, the stock certificates for the shares of Common Stock issued pursuant to this Award will be endorsed with a restrictive legend, in substantially the following form:
“THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE “RESTRICTIONS”), CONTAINED IN THE ENCOMPASS HEALTH CORPORATION 2016 OMNIBUS PERFORMANCE INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ENCOMPASS HEALTH CORPORATION. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE APPLICABLE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL, VOID AND WITHOUT EFFECT.”

Such legend shall be removed only on and after the date when the Restricted Shares vest. Grantee shall be entitled to vote all Restricted Shares.
4.    SECURITIES COMPLIANCE. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Award, the Corporation shall not be obligated to issue any restricted or unrestricted Common Stock or other securities pursuant to this Award if the issuance thereof would result in a violation of any such law. Subject to Section 3 hereof, in order to comply with any applicable securities laws, the Recipient agrees that the Restricted Shares shall only be sold by the Recipient following registration of such Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom. If required by the authorities of any state in connection with the issuance of the shares, the legend or legends required by such state authorities will also be endorsed on all such certificates.
5.    TERMINATION OF EMPLOYMENT. The Restricted Shares and this Award shall lapse and be forfeited upon termination of employment with the Corporation (including its subsidiaries), except as provided in Section 6 hereof.
6.    ACCELERATED VESTING FOR A CHANGE IN CONTROL OR OTHER REASON. Notwithstanding anything to the contrary contained in Section 2 of this Award, the Restricted Shares issued to Grantee pursuant to this Award shall also become vested in accordance with Sections 16.5 and 16.8 of the Plan and this Section 6. For purposes of Section 16.8 of the Plan, the original term of this Award shall be determined by reference to the latest occurring vesting date.
In the event Grantee qualifies for Retirement, the Award shall vest in its entirety, rather than pro rata as required by Section 16.8 of the Plan, and the restrictions on transfer set forth in Section 3 hereof shall lapse in accordance with the schedule set forth in the Summary, provided the following conditions are deemed by the chief executive officer of the Corporation (the “CEO”), or the Committee in the case Grantee is the CEO, to be satisfied:
(a)    Grantee delivers written notice (“Retirement Notice”) to the CEO, or the Committee in the case Grantee is the CEO, of Grantee’s effective date of Retirement (the “Retirement Date”) not less than 180 calendar days in advance of such date;
(b)    the Date of Grant is not less than 90 calendar days prior to the date of receipt of the Retirement Notice;
(c)    Grantee does not violate restrictive covenants set forth in Section 8 hereof; and
(d)    Grantee remains in good standing with the Corporation and cooperates with all reasonable requests to assist in the succession process for Grantee’s position through the Retirement Date; provided, in the event Grantee dies or incurs a Disability after delivering the Retirement Notice and Grantee has satisfied the other conditions set forth herein, the Award shall vest in its entirety, rather than pro rata as required by

Section 16.8, and the restrictions on transfer set forth in Section 3 shall lapse immediately upon such death or Disability.

7.    TAX ISSUES.
        (a)    Grantee agrees to notify the Corporation immediately if Grantee recognizes taxable income generated by the grant of the Award by the Corporation to the Recipient pursuant to an election under Section 83(b) of the Code.
        (b)    Grantee acknowledges that the Corporation has not advised Grantee regarding Grantee’s income tax liability in connection with this Award. Grantee has reviewed with Grantee’s own tax advisors the federal, state, and local tax consequences of this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Grantee understands that Grantee (and not the Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award.
        (c)    Grantee shall pay to the Corporation promptly upon request, and in any event, no later than at the time the Corporation determines that Grantee will recognize taxable income in respect of this Award, an amount equal to the taxes the Corporation determines it is required to withhold under applicable tax laws with respect to this Award. Such payment shall be made by delivering to the Corporation, or having the Corporation withhold, a portion of the unrestricted shares of Common Stock otherwise to be delivered to Grantee with respect to the Restricted Shares sufficient to satisfy the withholding required with respect thereto; provided, with advance notice, the Corporation may require, or lacking such a requirement the Grantee may elect, another method or a combination of such methods of satisfying the withholding requirement.
8.    NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION.
(a)    From the date of termination of employment with the Corporation (including its subsidiaries) until the lapse of all restrictions on this Award and the related Common Stock (the “Noncompetition Period”), Grantee shall not, directly or indirectly, participate in the management, operation or control of, or have any financial or ownership interest in, or aid or knowingly assist anyone else in the conduct of, any business or entity that (i) engages in the business of owning, operating or managing inpatient rehabilitation facilities offering a range of rehabilitative healthcare services, and services directly ancillary thereto (collectively, the “Company Business”) in any area within seventy-five (75) miles of where an inpatient rehabilitation facility owned or operated by the Corporation (the “Restricted Territory”) is located, or (ii) is, to Grantee’s knowledge, making preparations for engaging in the Company Business in any Restricted Territory (collectively, “Competitive Activity”); provided, however, that foregoing restriction shall not apply to any employee who is, and has been for at least 30 days immediately preceding his or her cessation of employment, a resident of or employed in Massachusetts or California at the time of his or her termination of employment, and provided further that (x) the “beneficial ownership” by Grantee, either individually or as a member of a “group” (as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a breach of this Section 10(b) and (y) Grantee may enter into, at arm’s length, any bona fide joint venture (or partnership or other business arrangement) with any person who is not directly engaged in the Company Business but which is an affiliate of another person engaged in the Company Business.
(b)    Grantee shall not, directly or indirectly, within the Noncompetition Period, without the prior written consent of the Corporation, solicit or direct any other person to solicit any officer or other employee of the Corporation to: (i) terminate such officer’s or employee’s employment with the Corporation; or (ii) seek or accept employment or other affiliation with Grantee or any person engaged in any Competitive Activity in which Grantee is directly or indirectly involved (other than, in each case, any solicitation directed at the public in general in publications available to the public in general or any contact which Grantee can demonstrate was initiated by such officer, director or employee or any contact after such officer’s or employee’s employment with the Corporation is terminated). Grantee’s obligations under this subsection (b) with respect to new Corporation employees hired after the date of termination shall be subject to the condition that Grantee shall have been notified of such new employees.
(c)    Grantee shall not, directly or indirectly, within the Noncompetition Period, without the prior written consent of the Corporation, solicit or direct any other Person to solicit any person or entity in a business relationship with the Corporation (whether an independent contractor, joint venture partner or otherwise) to terminate such person or entity’s business relationship with the Corporation.
(d)    Grantee shall not, directly or indirectly, within the Noncompetition Period, make any statements or comments of a defamatory or disparaging nature to third parties regarding the Corporation or any of their members, principals, officers, managers, directors, personnel, employees, agents, services or products; provided, however, that nothing contained herein shall preclude Grantee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or as may be required by law. In addition, nothing contained herein prevents Grantee from initiating a complaint with or participating in any legally authorized investigation or proceeding conducted by the Securities and Exchange Commission, Equal Employment Opportunity Commission, or any other federal, state, or local law enforcement agency. This provision also excludes unknown disputes involving allegations of sexual assault or sexual harassment.
(e)    In the event Grantee violates the terms of this Section 8, the Award shall be immediately cancelled, lapsed and forfeited.
9.    APPLICABLE RECOUPMENT POLICY. Notwithstanding anything to the contrary contained in this Award, this Award is subject to the terms of the Compensation Recoupment Policy (the “Clawback Policy”) adopted by the Board of Directors of the

Corporation (the “Board”), published with other Plan materials on the website of UBS (http://www.ubs.com/onesource/EHC), and modified from time to time to comply with applicable requirements of law or the listing standards of The New York Stock Exchange. This Award may be cancelled in accordance with the Clawback Policy in the event the Board or a committee thereof determines that one of the events enumerated in the Clawback Policy has occurred and that it is in the best interests of the Corporation to do so.
10.    BINDING AGREEMENT. This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of Grantee’s beneficiary or legal representatives, as the case may be.
11.    ENTIRE AGREEMENT; AMENDMENT. This Award contains the entire agreement of the parties with respect to the Restricted Stock granted hereby. This Award may be amended in accordance with the provisions of Section 18.2 of the Plan.
12.    ACCEPTANCE OF AGREEMENT. By accepting the Summary electronically, Grantee confirms that this Award is in accordance with Grantee’s understanding, and that Grantee agrees to the terms of this Award and the terms of the Plan.
13.    ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee, pursuant to Section 4 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of the Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.

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This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. This document may be used only in connection with our offer and sale of the securities hereunder. You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else. A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting a representative in the compensation group in the Human Resources department.
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SUMMARY OF GRANT

For ___ __________ Shares of Restricted Stock Awarded

February ___, 20___ (the “Date of Grant”)

To _______________________________ (“Grantee”)

    This Summary sets forth the number of shares of Common Stock of Encompass Health Corporation and the vesting dates associated with the time-based restricted stock grant described herein. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Restricted Stock Award Agreement evidencing this Award (the “Award Agreement”) and the Encompass Health Corporation Omnibus Performance Incentive Plan (the “Plan”), as applicable.

    The Shares shall vest for purposes of the Award Agreement pro-rata over a three-year period. The following table sets forth the vesting schedule for the Shares:

Number of Shares*	Vesting Date
1/3 of granted shares
1/3 of granted shares
1/3 of granted shares

*     Gross number of shares vesting. In accordance with the Award Agreement and the Plan, Encompass Health will withhold shares from this gross amount to satisfy its tax withholding obligation unless you make a prior election to deliver cash or otherwise satisfy the withholding obligation.